As filed with the Securities and Exchange Commission on October 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INERGY MIDSTREAM, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5960	20-1647837
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two Brush Creek Boulevard

Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Campbell

Two Brush Creek Boulevard

Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gillian A. Hobson Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Joel C. Lambert Inergy Midstream, L.P. Two Brush Creek Boulevard Suite 200 Kansas City, Missouri 64112 (816) 842-8181	William E. Curbow Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Kelly J. Jameson Crestwood Midstream Partners LP 700 Louisiana Street, Suite 2060 Houston, Texas 77002 (832) 519-2200	John Goodgame Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713) 220-5800

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-188930

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Units Representing Limited Partner Interests	146,737	N/A	$3,494,936.45(2)	$450.15(3)(4)

(1)	Represents the additional number of common units of Inergy Midstream, L.P. (“Inergy Midstream”) estimated to be issuable to holders of the common units and Class D units of Crestwood Midstream Partners LP (“Crestwood”) upon the completion of the merger described herein.
(2)	The proposed maximum aggregate offering price of the additional Inergy Midstream common units being registered hereunder was calculated based upon the market value of Crestwood common units (the securities to be exchanged in the merger) in accordance with Rules 457(c) and 457(f) under the Securities Act as follows: the product of (a)(i) $25.485, the average of the high and low prices per Crestwood common unit as reported on New York Stock Exchange on October 3, 2013 and (ii) 137,137, the estimated maximum number of additional Crestwood limited partnership units that may be exchanged for the merger consideration.
(3)	Determined in accordance with Rule 457(f) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	A registration fee of $207,723.45 was previously paid in connection with the filing of the registrant’s Form S-4 for the registration of 64,596,418 common units. An additional registration fee of $450.15 is being paid for the registration for an additional 146,737 common units.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (File No. 333-188930), declared effective as of September 5, 2013, Inergy Midstream, L.P. (the “Registrant”) registered 64,596,418 common units representing limited partner interests (“Common Units”) and paid a fee of $207,723.45. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 146,737 additional Common Units for issuance in connection with the consummation of the merger as contemplated by the Agreement and Plan of Merger entered into on May 5, 2013 among Crestwood Midstream Partners, L.P., the Registrant and certain other parties. In connection with the registration of additional Common Units, the Registrant is paying an additional registration fee of $450.15.

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the prior Registration Statement on Form S-4 (File No. 333-188930) are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri on October 7, 2013.

INERGY MIDSTREAM, L.P.

By:	NRGM GP, LLC its general partner

By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and Chief Financial Officer

Each person whose signature appears below appoints Robert G. Phillips, Michael J. Campbell, and Joel C. Lambert, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following officers and directors of NRGM GP, LLC, as general partner of Inergy Midstream, L.P., the registrant, in the capacities indicated on October 7, 2013.

Signature	Title

/s/ Robert G. Phillips Robert G. Phillips	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael J. Campbell Michael J. Campbell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael D. Lenox Michael D. Lenox	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ John J. Sherman John J. Sherman	Director

/s/ Warren H. Gfeller Warren H. Gfeller	Director

/s/ Arthur B. Krause Arthur B. Krause	Director

/s/ Randy E. Moeder Randy E. Moeder	Director

/s/ Michael G. France Michael G. France	Director

/s/ David M. Wood David M. Wood	Director

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EXHIBIT INDEX

Exhibit Number		Description of Exhibit

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being offered.

8.1	—	Opinion of Akin Gump Straus Hauer & Feld LLP as to certain tax matters.

8.2	—	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

23.1	—	Consent of Vinson & Elkins L.L.P. (included in their opinions filed as Exhibits 5.1 and 8.2).

23.2	—	Consent of Akin Gump Straus Hauer & Feld LLP (included in their opinion filed as Exhibit 8.1).

23.3	—	Consent of Ernst & Young LLP.

23.4	—	Consent of Deloitte & Touche LLP.

23.5	—	Consent of Weaver and Tidwell, L.L.P.

24.1	—	Powers of attorney (included on the signature page to this registration statement).

99.1	—	Consent of Citigroup Global Markets, Inc.

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